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EXHIBIT 1.1

                               PSB BANCGROUP, INC.
                         508,756 Shares of Common Stock

                             SALES AGENCY AGREEMENT

                                                            __________ ___, 2002

Kendrick, Pierce Securities, Inc.
324 South Hyde Park Avenue, Suite 202
Tampa, Florida 33606

Ladies and Gentlemen:

     PSB BancGroup, Inc., a Florida corporation (the "Company"), is offering (the "Offering") pursuant to the Securities Act of 1933, as amended (the "1933 Act"), subject to the terms and conditions set forth in the Post-Effective Amendment No. 3 to the Company's Registration Statement on Form SB-2, Registration No. 333- ________, (the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC"), including the Prospectus dated _________, 2002 set forth therein (the "Prospectus"), up to 508,756 shares (the "Shares") of its common stock. The Shares are being offered pursuant to the exercise of up to 508,756 outstanding warrants (the "Warrants") to purchase one share of the Company's common stock at an exercise price (the "Exercise Price") of $9.00 per share. The Company is soliciting existing Warrant Holders (the "Warrant Holders") to exercise their Warrants or to sell their Warrants to third party investors (the "Investors") at a purchase price (the "Purchase Price") of $____ per Warrant.

     The Company has been advised by Kendrick, Pierce Securities, Inc. (the "Agent") that the Agent will utilize its best efforts in assisting the Company in the Offering on the terms and subject to the conditions set forth in this Agreement, including soliciting Warrant Holders to exercise or sell their Warrants and identifying Investors to purchase Warrants. The Offering of the Shares will commence as soon as practicable following the date of effectiveness (the "Effective Date") of the Registration Statement.

     Section 1. Engagement of the Agent; Exercise of Warrants and Delivery of Shares.

          (a) Engagement of the Agent. On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby engages the Agent to utilize its best efforts in assisting the Company with the Offering, including soliciting Warrant Holders to exercise or sell their Warrants and identifying Investors to purchase Warrants, and the Agent hereby accepts such engagement. Subject to the provisions of Section 8, the engagement of the Agent hereunder shall terminate upon the expiration date of the Warrants.

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          (b) Escrow  Account.  Pursuant  to an Escrow  Agreement  (the  "Escrow
Agreement") by and among the Company and Independent Bankers' Bank of Florida, as escrow agent (the "Escrow Agent"), all forms and, as applicable, payments evidencing the deposit of Warrants by holders who wish to sell their Warrants and the intent to purchase and exercise Warrants by prospective Investors (collectively, "Transaction Documents") will be received and held by the Escrow Agent, which shall deposit any funds received in an interest-bearing escrow account (the "Escrow Account") until each Closing Time, conduct Closings from time to time as described in Section 1(c) below, and otherwise perform its obligations under the Escrow Agreement. All funds received shall be made payable to "Independent Bankers' Bank of Florida for PSB BancGroup, Inc. "

          (c) Closing. The Escrow Agent will hold a closing of the purchase, sale and exercise of Warrants deposited with the Escrow Agent on the expiration date of the Warrants and may also hold closings upon the acceptance of Transaction Documents representing Warrants to purchase 55,556 Shares and from time to time thereafter during the term of the Offering pursuant to instructions from the Company in accordance with the terms of the Escrow Agreement. Each such closing is referred to herein as a "Closing" and the date of each Closing is referred to herein as a "Closing Time." At each Closing, the Escrow Agent shall match orders represented by deposit and purchase forms on a first-come, first-served basis, transfer Warrants from depositing Warrant Holders to Investors, exercise Warrants on behalf of Investors, remit the sales agent fees described in Section 1(g)(2) below to the Agent, remit gross proceeds of $8.37 per Warrant to the Company with all accepted and matched deposit and purchase forms within the following three business days, remit purchase payments to depositing Warrant Holders within the following three business days, and at the final Closing, remit any interest earned on funds held in the Escrow Account to the Company.

          (d) Delivery of Shares and Purchase Price of the Warrants. Upon each Closing Time for the sale of Warrants to Investors and upon the exercise of Warrants by Warrant Holders, the Company agrees to issue or cause to be issued the Shares subject to the exercised Warrants and to release for delivery to the Investors or Warrant Holders, as the case may be, certificates representing the Shares against payment to the Company of the aggregate Exercise Price of the Warrants, less all fees and expenses provided for herein, at the principal office of the Company or at such other place as shall be agreed upon between the parties hereto.

          (e) Rejected Subscription. It is understood that the Company shall have the right to refuse or reject any request to purchase Warrants by a prospective Investor ("Purchase Form"), in whole or in part, for any reason whatsoever, and to promptly direct the Escrow Agent to return all funds, without interest, received by the Escrow Agent to the applicable Investor. Additionally, in the event Purchase Forms are received to purchase more Warrants than are deposited into the Escrow Account for sale, promptly following the Closing occurring immediately before the expiration date of the Warrants, the Escrow Agent shall return all funds deposited into the Escrow Account with respect to such Purchase Forms that are not accepted in whole or in part to the Investor without interest.

          (f) Notice of Unsold Warrants. Ten business days prior to the expiration date of the Warrants, the Company shall provide a notice (the "Notice") to each Warrant Holder who has deposited Warrants to be sold into the Escrow Account that indicates as of the date of the


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Notice the number of Warrants  deposited  by such  Warrant  Holder that have not been allocated for sale to an Investor. Upon the receipt of the Notice the Warrant Holder may elect to revoke his or her deposit of Warrants into the Escrow Account and instead exercise such unallocated Warrants. Any deposited Warrants that are unallocated to Investors and which are not exercised by the applicable Warrant Holder pursuant to the Notice shall terminate on the expiration date of the Warrants in accordance with the terms of the Warrants and the Warrant Holders shall not receive any sales proceeds with respect to such Warrants.

          (g) Sales Agent Fees. In addition to the expenses specified in Section 4 hereof, the Agent shall receive a sales fee (the "Sales Fee") equal to (1) 2% of the aggregate Exercise Price of Warrants exercised in the Offering by Warrant Holders and (2) 7% of the aggregate Exercise Price of Warrants exercised in the Offering by Investors. No Sales Fee will be paid with respect to Warrants exercised in the offering by the Company's directors, officers or employees. The Sales Fee shall be payable at each Closing. The first $25,000 of the Sales Fee shall be reduced by the $25,000 advisory fee received by the Agent pursuant to the engagement letter dated ______________, 2002 between the Agent and the Company.

     Section 2. Representations and Warranties.

          (a) The Company represents and warrants to the Agent that:

               (i) The Company meets the requirements for use of Form SB-2 under the 1933 Act. The Registration Statement, including a Preliminary Prospectus (as defined below), and such amendments to the Registration Statement as may have been required to the date of this Agreement, has been prepared by the Company pursuant to and in conformity with the requirements of the 1933 Act, and the rules and regulations of the SEC under the 1933 Act (the "1933 Act Regulations") and has been filed with the SEC under the 1933 Act. Copies of the Registration Statement, including any amendments thereto, each related Preliminary Prospectus (meeting the requirements of Rules 430 or 430A of the 1933 Act Regulations) contained therein, and the exhibits, financial statements and schedules thereto have heretofore been delivered by the Company to the Agent. If required under the 1933 Act Regulations, a final Prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the 1933 Act Regulations will be filed promptly by the Company with the SEC in accordance with Rule 424(b) of the 1933 Act Regulations. The term "Registration Statement" as used herein means the Registration Statement as in effect at the Effective Date, as amended pursuant to the post-effective amendment to be filed in connection with the Offering (the "Post-Effective Amendment") and any subsequent amendments thereto, including financial statements and all exhibits and all documents incorporated by reference therein and, if applicable, the information deemed to be included by Rule 430A of the 1933 Act Regulations. The term "Prospectus" as used herein means the Prospectus contained in the contemplated Post-Effective Amendment as first filed with the SEC pursuant to Rule 424(b) of the 1933 Act Regulations or, if no such filing is required, the form of final Prospectus included in the Post-Effective Amendment, except that if the Prospectus provided to the Agent by the Company for use in connection with the Offering differs from the Prospectus on file with the SEC at the time the Post-Effective Amendment becomes effective (whether or not the Company is required to file with the SEC such revised Prospectus pursuant to Rule 424(b) of the 1933 Act Regulations), the term Prospectus shall refer


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to such revised  Prospectus  from and after the time it is first provided to the
Agent for such use. The term "Preliminary Prospectus" as used herein shall mean a preliminary prospectus as contemplated by Rules 430 or 430A of the 1933 Act Regulations included at any time in the Post-Effective Amendment. All references in this Agreement to financial statements and schedules and other information that is contained, included, stated or described in the Registration Statement, the Post-Effective Amendment, Preliminary Prospectus or Prospectus shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in, or deemed to be a part of, the Registration Statement, the Post-Effective Amendment, Preliminary Prospectus or Prospectus, as the case may be.

               (ii) The SEC has not issued, and is not to the Knowledge (as defined below) of the Company threatening to issue, an order preventing or suspending the use of any Preliminary Prospectus or the Prospectus nor instituted proceedings for that purpose. Each Preliminary Prospectus at its date of issue, the Registration Statement and the Prospectus and any amendments or supplements thereto contain or will contain, as the case may be, all statements that are required to be stated therein by, and in all material respects conform or will conform, as the case may be, to the requirements of, the 1933 Act and the 1933 Act Regulations. Neither the Registration Statement nor any amendment thereto, as of the applicable date of effectiveness, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and neither the Prospectus nor any supplement thereto contain or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with information furnished in writing to the Company by and on behalf of the Agent expressly for use in the Registration Statement.

     For purposes of this Agreement, (x) an individual will be deemed to have "Knowledge" of a particular fact or matter if such individual is actually aware of such fact or matter or a prudent individual could be expected to discover or otherwise become aware of such fact or matter in the course of conducting a reasonably comprehensive investigation regarding the accuracy of any representations or warranties contained in this Agreement, and (y) a person other than an individual will be deemed to have "Knowledge" of a particular fact or matter if any individual who is serving as an officer or director of such person has or at any time had Knowledge of such fact or matter (as set forth in (x) above).

               (iii) Hacker, Johnson & Smith, P.A., who are reporting upon the audited financial statements included in the Registration Statement and the Prospectus, are independent with respect to the Company as required by the 1933 Act and the 1933 Act Regulations.

               (iv) This Agreement and the Escrow Agreement have been duly authorized, executed and delivered by the Company and, when duly executed by the counterparties thereto, will constitute the valid and binding agreements of the Company


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enforceable  against the Company in accordance  with their terms,  except in all cases to the extent that (A) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting the enforcement of creditors' rights and remedies generally; (B) the availability of the equitable remedy of specific performance and injunctive relief is subject to the discretion of the court before which the proceedings may be brought; and (C) the enforceability of the provisions hereof relating to indemnification and contribution may be limited by applicable federal, state, or other securities laws, or the public policy underlying such laws.

               (v) The consolidated financial statements,  audited and unaudited
(including the notes thereto), included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of operations and cash flows of the Company and its subsidiaries for the periods specified. Such consolidated financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods reflected except as may be otherwise stated therein or disclosed in the Prospectus. The financial statement schedules, if any, included in the Registration Statement and the Prospectus present fairly the information required to be stated therein. The selected financial, pro forma and statistical data included in the Registration Statement and the Prospectus are accurate in all material respects and present fairly the information shown therein and have been prepared on a basis consistent with that of the audited and unaudited consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus.

               (vi) The Company is a Florida corporation duly organized and validly existing, and has active status, under the laws of the State of Florida, with the requisite corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus. Each subsidiary of the Company is an entity duly organized, validly existing and in good standing, or has active status, as the case may be, under the laws of its respective jurisdiction of organization with the requisite corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus.

               (vii) The Company is duly registered with the Board of Governors of the Federal Reserve as a bank holding company under applicable law; the deposit accounts of Peoples State Bank (the "Bank"), a Subsidiary of the Company that conducts business as a state bank are insured by the Federal Deposit Insurance Corporation (the "FDIC"), up to the maximum allowable limits thereof. The Company has all such corporate power, authority, authorization, approvals and orders as may be required to enter into this Agreement and the Escrow Agreement, to carry out the provisions and conditions thereof, and to issue and sell the Shares.

               (viii) The Warrants have been duly authorized and validly issued and are valid and binding obligations of the Company. The Shares have been duly authorized for issuance and sale pursuant to this Agreement and the Prospectus and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement and as described in the Prospectus, will be validly issued, shall be valid and binding obligations of the Company, and shall not have been issued in violation of any preemptive or other rights to


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purchase Common Stock. No further  approval or authorization of any shareholder, the Company's Board of Directors, or any other party is required for the purchase, sale or exercise of the Warrants or the issuance of the Shares pursuant to this Agreement and as described in the Prospectus.

               (ix) The purchase, sale and exercise of the Warrants and the issuance of the Shares by the Company, the compliance by the Company with all of the provisions of this Agreement and the Escrow Agreement, and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, loan agreement, mortgage, deed of trust or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them is bound or to which any of their respective property or assets is subject, nor will such action result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or the Subsidiaries or any of their properties, which conflict breach, default or violation would reasonably be expected to have a Material Adverse Effect either individually or in the aggregate; and no consent, approval, authorization, order, license, certificate, permit, registration or qualification of or with any such court or other governmental agency or body is required to be obtained by the Company for the purchase, sale and exercise of the Warrants and the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations, licenses, certificates, permits, registrations or qualifications as have already been obtained, or as may be required under the 1933 Act or state securities laws.

               (x) All offers and sales of the Warrants were made pursuant to a registration statement filed pursuant to the 1933 Act or pursuant to exemptions from the registration provisions of the 1933 Act and in compliance with the 1933 Act Regulations and all other applicable state securities laws or regulations. Except pursuant to this Agreement, the Company knows of no outstanding claims for finder's, origination, underwriting or placement agent fees with respect to prior offers or sales of the securities of the Company or with respect to this Offering.

          (b) Any certificate signed by any authorized officer of the Company and delivered to the Agent or to counsel for the Agent pursuant to this Agreement shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby.

          (c) The Agent represents and warrants to the Company that:

               (i) The Agent is registered as a broker-dealer with the NASD.

               (ii) The Agent is validly existing as a corporation under the laws of its jurisdiction of incorporation, with full corporate power and authority to provide the services to be furnished to the Company hereunder.

               (iii) This Agreement has been duly authorized, executed and delivered by the Agent and, when duly executed by the Company, will constitute the valid and binding agreement of the Agent enforceable against the Agent in accordance with its terms, except in all


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cases to the  extent  that  (A)  enforceability  may be  limited  by  applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights and remedies generally or the rights of creditors or registered broker-dealers whose accounts may be protected by the
Securities  Investor  Protection  Corporation;   (B)  the  availability  of  the
equitable remedy of specific performance and injunctive relief is subject to the discretion of the court before which the proceedings may be brought; and (C) the
enforceability  of  the  provisions  hereof  relating  to  indemnification   and
contribution may be limited by applicable federal, state or other securities laws, or the public policy underlying such laws.

               (iv) The Agent and, to the Agent's Knowledge, its employees, agents and representatives who shall perform any of the services required hereunder to be performed by the Agent, shall be duly authorized and shall have all licenses, approvals and permits necessary to perform such services, and the Agent is a registered selling agent in the jurisdictions in which the Company is relying on such registration for the sale of the Shares.

               (v) The execution and delivery of this Agreement by the Agent, the fulfillment of the terms set forth herein and the consummation of the transactions contemplated hereby shall not violate or conflict with the charter or bylaws of the Agent or violate, conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) under, any agreement, indenture or other instrument by which the Agent is bound or under any governmental license or permit or any law, administrative regulation, authorization, approval or order or court decree, injunction or order, which breach, default or violation could have a material adverse effect on the condition (financial or otherwise), operations, business, assets or properties of the Agent or its ability to perform its obligations under this Agreement.

               (vi) No action or proceeding against the Agent before the SEC, the NASD, any state securities commission, or any state or federal court is pending or, to the Agent's Knowledge, threatened concerning the Agent's activities as a broker-dealer which could have a material adverse effect on the condition (financial or otherwise), operations, business, assets or properties of the Agent or its ability to perform its obligations under this Agreement.

     Section 3. Certain Covenants.

          (a) The Company covenants with the Agent as follows:

               (i) The Company will not at any time file or make any amendment to the Registration Statement, the Preliminary Prospectus or the Prospectus of which the Agent shall not have previously been advised and have previously been furnished a copy, or to which the Agent or counsel for the Agent shall reasonably object.

               (ii) The Company will notify the Agent, promptly after it shall receive notice thereof, of the time when the contemplated post-effective amendment to the Registration Statement has become effective or when any supplement to the Prospectus has been filed.

               (iii)  The  Company   will  prepare  and  timely  file  with  the
Commission under Rule 424(b) of the 1933 Act Regulations, if required, a Prospectus containing information


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previously  omitted at the time of effectiveness of the Registration  Statement, including any post-effective amendment thereto, in reliance on Rule 430A of the 1933 Act Regulations or otherwise.

               (iv) The Company will advise the Agent, promptly after it has received notice thereof, of any comments of the SEC with respect to the Post-Effective Amendment, of any request of the SEC for further amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, or of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution or threat of any proceedings for that purpose; the Company will provide the Agent with copies of all correspondence related thereto; and the Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

               (v) The Company will deliver or cause to be delivered to the Agent, without charge, from time to time during the period commencing on the date hereof and continuing until the earlier of (A) the termination or expiration of the Offering or (B) the termination of the employment of the Agent pursuant to Section 8 of this Agreement (the "Offering Period"), such number of copies of the Registration Statement, Preliminary Prospectus or Prospectus (as supplemented or amended) as the Agent may reasonably request. The Company consents to the use of the Preliminary Prospectus and Prospectus by the Agent in connection with the Offering and for such period of time thereafter as the Prospectus is required by law to be delivered in connection therewith.

               (vi) The Company will use its best efforts to comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the transactions contemplated in this Agreement and in the Prospectus. If, at any time during the Offering Period, or when a Preliminary Prospectus or Prospectus is required by the 1933 Act to be delivered in connection with offers or sales of the Shares, any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agent or counsel for the Company, to amend or supplement the Prospectus in order that the Preliminary Prospectus or Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered, or if it shall be necessary, in the reasonable opinion of either such counsel, at any such time to amend the Preliminary Prospectus or Prospectus or amend or supplement the Preliminary Prospectus or Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Preliminary Prospectus or Prospectus comply with such requirements.

               (vii) The Company will use its commercially reasonable efforts to qualify the Shares for offering and sale, or to exempt the Shares from registration, under the applicable securities laws of such states and other jurisdictions as the Agent may reasonably designate and to maintain such qualifications or exemptions in effect for a period of not less than one year from the Effective Date; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such


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statements  and reports as may be required by the laws of each  jurisdiction  in which the Shares have been qualified or exempted as above provided.

               (viii) During the term of the Offering, the Company will not issue any press releases or other communications directly or indirectly and will hold no press conferences with respect to the Company, the financial condition, results of operations, business properties, assets or liabilities of the Company, or the offering of the Shares, without the prior written consent of the Agent, except as otherwise required by law.

          (b) The Agent covenants with the Company that the Agent shall remain a registered selling agent in all such jurisdictions in which the Company is relying on such registration for the sale of the Shares until the Offering is consummated or terminated.

     Section 4. Payment of Expenses.

     The Company covenants and agrees with the Agent that the Company will pay or cause to be paid (directly or by reimbursement) all of the obligations of the Company under this Agreement, including (a) the preparation, printing and filing of the Post-Effective Amendment and the Prospectus (including financial statements and exhibits and any or all documents related thereto), as originally prepared and as amended, and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Agent; (b) the issuance and delivery of the Shares, including any transfer taxes payable upon the sale of such securities;
(c) the fees and disbursements of the Company's counsel and accountants; (d) SEC and NASD filing fees; (e) the qualification of the Shares under the applicable state securities laws; (f) itemized and out-of-pocket expenses incurred by the Agent in accordance with the terms of its engagement letter with the Agent; (g) the fees and expenses of the Escrow Agent in accordance with the terms of the Escrow Agreement; and (h) all other costs incident to the performance of the Company's obligations hereunder.

     Full payment of Agent's expenses remaining unpaid shall be made in same-day funds at each Closing or, if the Offering is not completed or is terminated for any reason, within five business days of receipt by the Company of a written request from the Agent for reimbursement of expenses.

     Section 5. Conditions of Agent's Obligations. The obligations of the Agent pursuant to this Agreement are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of the officers of the Company delivered pursuant to the provisions hereof, as of the date hereof, and each Closing Time, to the performance by the Company of its obligations hereunder and to the following further conditions, except the extent waived in writing by the Agent:

          (a) At each Closing Time, the Agent shall have received:

               (i) The favorable opinion, dated as of each Closing Time, of Igler & Dougherty, P.A., counsel for the Company, in form and substance reasonably satisfactory to counsel for the Agent, substantially in the form set forth in Exhibit A.

               (ii) A letter from Hacker, Johnson & Smith, P.A., dated the effective date of the Post-Effective Amendment, and updated as of each Closing Time, addressed to the Agent in the form reasonably approved by the Agent, containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters and sales agents delivered according to Statement of Financial Accounting Standards No. 72 (or any successor bulletin), with respect to the audited financial statements and the other financial information in the Registration Statement and the Prospectus.

          (b) At each Closing Time, (i) the Registration Statement and the Prospectus, as may then be amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) there shall not have been, since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition (financial or otherwise), earnings, business affairs or assets of thc Company or the Subsidiaries, whether or not arising in the ordinary course of business, (iii) no action, suit or proceeding at law or in equity shall be pending or, to the Knowledge of the Company, threatened against the Company or any Subsidiary that would be required to be set forth in the Prospectus other than as set forth therein and no proceedings shall be pending or, to the Knowledge of the Company, threatened against the Company or any Subsidiary before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding could reasonably be expected to have a Material Adverse Effect, other than set forth in the Prospectus, (iv) the Company shall have complied, in all material respects, with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to each Closing Time, as applicable, (v) the other representations and warranties of the Company set forth in Section 2(a) of this Agreement shall be accurate in all respects as though expressly made at and as of each Closing Time, as applicable, and (vi) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or, to the Knowledge of the Company, threatened by the SEC or any bank regulatory agency. At each Closing Time, the Agent shall have received a certificate of the President and of the Chief Financial Officer of the Company, dated as of each Closing Time, as applicable, to such effect.

          (c) At each Closing Time, counsel for the Agent shall have been furnished with all such documents, certificates and opinions as they may request for the purpose of enabling them to pass upon the issuance and sale of the Shares as contemplated in this Agreement and the matters referred to in Section 5 of this Agreement, and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to each Closing Time in connection with the authorization, issuance and sale of the Shares as contemplated in this Agreement shall be satisfactory in form and substance to the Agent and its counsel.

          (d) The Company shall have paid, or made arrangements satisfactory to the Agent for the payment of, all such expenses as may be required by Section 4 hereof.

          (e) The Shares shall have been qualified or registered for sale, or are subject to an available exemption from such qualification or registration, under the "blue sky" or securities laws of such jurisdictions as shall have been specified by the Agent, and the Offering contemplated by this Agreement shall have been cleared by the NASD.

     If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by the Agent on notice to the Company at any time at or prior to the applicable Closing Time, or, if the Agent so elects, the Agent may waive in writing any such conditions that have not been fulfilled, or may extend the time of their fulfillment. If the Agent terminates this Agreement as provided herein, such termination shall be without liability of any party to any other party, except as provided in Section 4. Notwithstanding any such termination, the provisions of Sections 4, 6, 7 and 11 of this Agreement shall remain in effect.

     Section 6. Indemnification.

          (a) The Company agrees to indemnify and hold harmless each of the Agent, the officers, directors, employees, agents and counsel of the Agent, and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any loss, liability, claim, damage, and expense whatsoever (which shall include, but not be limited to, amounts incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim or investigation whatsoever and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon or in connection with (i) any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, contained in (A) the Registration Statement and the Prospectus (as from time to time amended and supplemented), or in any amendment or supplement thereto or in any document incorporated by reference therein, or required to be delivered with the Prospectus or (B) in any application or other document or communication (collectively referred to as an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the Blue Sky or securities laws thereof or filed with the SEC or any electronic trading system or securities exchange, unless such statement or omission or alleged statement or omission was made in reliance upon and in conformity with written information concerning the Agent, or the compensation of the Agent, furnished to the Company by the Agent expressly for inclusion in any Prospectus, or in any amendment or supplement thereto, or in any application, as the case may be, or (ii) any breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement; provided, however, that the indemnity in this paragraph (a): (x) shall not apply to any settlement by the Agent or any person entitled to indemnification hereunder effected without the prior written consent of the Company (not to be unreasonably withheld); (y) shall not apply to the extent that any loss, claim, damage or liability is found in a final non-applicable judgment by a court of competent jurisdiction to have resulted directly from the Agent's willful misconduct or gross negligence; and (z) shall not apply to any suit, action or proceeding initiated by the Company against the Agent to enforce the terms of this Agreement. For purposes of this section, the term "expense" shall include, but not be limited to, counsel fees and costs, court costs, out-of-pocket costs and compensation for the time spent by the Agent's directors, officers, employees and counsel according to his or her normal hourly billing rates. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have to the Agent or the persons entitled to the benefit of these indemnification provisions.

          (b) The Agent agrees to indemnify and hold harmless the Company, its directors and officers, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) above, as incurred, but only with respect to (i) untrue statements or omissions, or alleged untrue statements or omissions, of a material fact made in reliance upon and in conformity with written information about the Agent, or the compensation of the Agent, furnished to the Company by the Agent expressly for inclusion in the Prospectus or (ii) any breach of any representation, warranty, covenant or agreement of the Agent contained in this Agreement; provided, however, that the indemnity in this paragraph (b): (x) shall not apply to any settlement by the Company or any person entitled to indemnification hereunder effected without the prior written consent of the Agent (not to be unreasonably withheld); and (y) shall not apply to any suit, action or proceeding initiated by the Agent against the Company to enforce the terms of this Agreement.

          (c) An indemnified party shall give prompt notice to the indemnifying party if any action, suit, proceeding or investigation is commenced in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve the indemnifying party from its obligations to indemnify hereunder, except to the extent that the indemnifying party has been prejudiced in any material respect by such failure. If it so elects within a reasonable time after receipt of such notice, an indemnifying party may assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and payment of all expenses of the indemnified party in connection with such action. Such indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or the indemnifying party shall not have promptly employed counsel reasonably satisfactory to such indemnified party or such indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it that are different from or additional to those available to the indemnifying party, in any of which events such fees and expenses shall be borne by the indemnifying party and the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party. The indemnifying party shall be liable for any settlement of any claim against the indemnified party (or its directors, officers, employees, affiliates or controlling persons), made with the indemnifying party's written consent, which consent shall not be unreasonably withheld. The indemnifying party shall not, without the written consent of the indemnified party, settle or compromise any claim against the indemnifying party based upon circumstances giving rise to an indemnification claim against the indemnifying party hereunder unless such settlement or compromise provides that the indemnified party and any other indemnified parties shall be unconditionally and irrevocably released from all liability in respect to such claim.

          (d) In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company, on the one hand, and the Agent, on the other hand, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage and expense in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Agent, on the other hand, from the Offering, and also the relative fault of the Company, on the one hand, and the Agent, on the other hand, in connection with the statements, acts or omissions that resulted in such loss, liability claim, damage and expense, and any other relevant equitable considerations shall also be considered. The relative benefits received by the Company on the one hand and the Agent on the other hand shall be deemed to be in the same proportions as the total net proceeds from the Offering received by the Company bear to the total fees received by the Agent under this Agreement. The relative fault of the Company on the one hand and the Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Agent and the parties' relative intent, Knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in this Section, any legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending any such action or claim. No person found liable for fraudulent misrepresentation or omission shall be entitled to contribution from any person who is not found liable for such fraudulent misrepresentation or omission. Notwithstanding the foregoing, the Agent shall not be obligated to contribute any amount hereunder that exceeds the amount of the Sales Fee paid by the Company to the Agent in the aggregate with respect to the Shares.

          (e) The indemnity and contribution agreements contained herein are in addition to any liability that the Company may otherwise have to the Agent.

     Section 7. Representations, Warranties and Agreements to Survive Delivery. The representations, warranties, indemnities, agreements and other statements of the Company or its officers, directors, employees and agents, and of the Agent or its officers, directors, employees and agents, set forth in or made pursuant to this Agreement, will remain operative and in full force and effect regardless of any investigation made by or on behalf of the or the Company, respectively, and will survive delivery of and payment for the Shares.

     Section 8. Termination of Agreement.

          (a) The Agent may terminate this Agreement, by notice to the Company, at any time at or prior to any Closing Time (i) if there has been, since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company or any of the Subsidiaries, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak or escalation of existing hostilities or other national or international calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the Agent's reasonable judgment, impracticable to market the Shares or enforce the subscriptions to purchase such securities, or (iii) if trading generally on the New York Stock Exchange or in the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by order of the SEC, NASD or any other governmental authority with appropriate jurisdiction over such matters, or (iv) if a banking moratorium has been declared by either federal or Florida authorities, or (v) if there shall have been such material and substantial change in the market for securities in general or in political, financial or economic conditions as in the Agent's reasonable judgment makes it inadvisable to proceed with the Offering, or the issuance and delivery of the Shares on the terms contemplated by the Prospectus, or (vi) if the Agent reasonably determines (which determination shall be in good faith) that there has not been satisfactory disclosure of all relevant financial information relating to the Company in the Company's disclosure documents and that the issuance of the Shares is inadvisable given such disclosures, or (vii) if the Company shall have failed, refused or been unable, on or prior to any Closing Time, to perform any agreement on its part to be performed, or because any other condition of the Agent's obligations hereunder required to be fulfilled by the Company is not fulfilled.

          (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 4, 6, 7 and 11 of this Agreement hereof shall remain in effect.

     Section 9. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices shall be addressed as follows:

              If to the Agent:

                             Kendrick, Pierce Securities, Inc.
                             324 South Hyde Park Avenue, Suite 202
                             Tampa, Florida 33606
                             Attention: Russell L. Hunt

              with a copy to:

                             Powell, Goldstein, Frazer & Murphy LLP
                             191 Peachtree Street, N.E.
                             Suite 1600
                             Atlanta, GA 30303
                             Attention: Katherine M. Koops

              If to the Company:

                             PSB BancGroup, Inc.
                             500 South First Street
                             Lake City, FL  32025
                             Attention: Robert W. Woodard,
                                        President and Chief Executive Officer
              with a copy to:

                             Igler & Dougherty, P.A.
                             1501 Park Avenue East
                             Tallahassee, FL 32301
                             Attention: Richard Pearlman

     Section 10. Parties. This Agreement is made solely for the benefit of the Agent and the officers, directors, employees, agent and counsel of the Agent specified in Section 6, the Company and, to the extent expressed, any person controlling the Company or the Agent, and their respective executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser of the Shares.

     Section 11. Arbitration. Any claims, controversies, demands, disputes or differences between or among the parties hereto or any persons bound hereby arising out of, or by virtue of, or in connection with, or otherwise relating to this Agreement shall be, submitted to and settled by arbitration conducted in Tampa, Florida before one or three arbitrators, each of whom shall be Knowledgeable in the field of securities law and investment banking. Such arbitration shall otherwise be conducted in accordance with the rules of the American Arbitration Association. The parties hereto agree to share equally the responsibility for all fees of the arbitrators, abide by any decision rendered as final and binding, and waive the right to appeal the decision or otherwise submit the dispute to a court of law for a jury or non-jury trial. The parties hereto specifically agree that neither party may appeal or subject the award or decision of any such arbitrator to appeal or review in any court of law or in equity or in any other tribunal, arbitration system or otherwise. Judgment upon any award granted by such arbitrator may be enforced in any court having jurisdiction thereof.

     Section 12. Governing Law and Time. This Agreement shall be governed by the laws of the State of Florida. Specified times of the day refer to Tampa, Florida time.

     Section 13. Counterparts. This Agreement may be executed in one or more counterparts, and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

                         [SIGNATURES ON FOLLOWING PAGE]

     If the foregoing correctly sets forth the parties' understanding, please so indicate in the space provided below for that purpose, whereupon this Agreement will constitute a binding agreement between the Company and the Agent.

                                       PSB BANCGROUP, INC.


                                       By:
                                          --------------------------------------

                                          Name:_________________________________

                                          Title:________________________________

     CONFIRMED AND ACCEPTED this ____ day of __________, 2002, on behalf of the undersigned.

                                       KENDRICK, PIERCE SECURITIES, INC.


                                       By:
                                          --------------------------------------

                                          Name:_________________________________

                                          Title:________________________________

                                    EXHIBIT A

The opinion of counsel to the Company to be delivered pursuant to Section 5(a)(i) of the Sales Agent Agreement shall be to the effect that:

     1. The Company is a corporation, validly existing and in active status under the laws of the state of Florida with requisite corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus. Each of the Company's subsidiaries is validly existing and in good standing or in active status under the laws of its respective jurisdiction of incorporation, with requisite corporate power and authority to own, lease, and operate its respective properties and conduct its business as described in the Prospectus.

     2. All of the issued and outstanding Warrants have been duly authorized and validly issued, are fully paid and non-assessable, and there are no statutory, contractual or other preemptive, preferential or other rights to subscribe for or purchase any Warrants or shares of capital stock of the Company.

     3. When issued against payment of the agreed consideration therefor in accordance with the Agreement, the Shares will be valid and binding obligations of the Company free of any preemptive, preferential or other rights to subscribe for or purchase the Shares, and will be free and clear of any lien, claim, security interest or encumbrance, or of any restriction on transfer imposed by the Company or pursuant to federal or state securities laws or regulations.

     4. All offers and sales by the Company of the Warrants were at all relevant times duly registered under or exempt from the registration requirements of, and were made in compliance with the requirements of, the 1933 Act, and were duly registered under or the subject of an available exemption from the registration requirements of any applicable "blue sky" laws.

     5. The Company has the requisite corporate power and authority to execute, deliver and perform the Agreement and the Escrow Agreement and to issue, sell and deliver the Shares to be sold by it as provided therein; and the Agreement and the Escrow Agreement have been duly authorized, executed and delivered by the Company, and each constitutes a legal valid, and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except in all cases to the extent that (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting the enforcement of creditors' rights and remedies generally, (ii) enforceability may be limited by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law,
(iii) the enforceability of the provisions hereof relating to indemnification and contribution may be limited by applicable federal, state, or other securities laws, or the public policy underlying such laws.

     6. No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings therefor have been instituted or, to counsel's Knowledge, are pending or threatened by the SEC or any bank regulatory agency.

     Counsel shall also confirm that it has participated in the preparation of the Registration Statement and the Prospectus and no facts have come to the attention of such counsel to lead it to believe (a) that the Registration Statement and the Prospectus and any amendment or supplement thereto (except for the financial statements, schedules notes to financial statements and other financial, accounting or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), as of its respective effective or issue dates, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) that the Registration Statement and the Prospectus and any amendment or supplement thereto (except for the financial statements and other financial, accounting or statistical data included therein or omitted therefrom as to which such counsel need express no opinion) at each Closing Time includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


                                       A-2